EX-23.1
                     Singer Lewak Greenbaum & Goldstein LLP
                        10960 Wilshire Blvd., Suite 1100
                             Los Angeles, CA 90024
                            Telephone: (310) 477-3924
                               Fax: (310) 478-6070


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: Baymark Technologies, Inc.
    Commission File # 0-10315

Gentlemen:

     We have read Item 4 included in the Form 8K of Baymark Technologies, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.





                                      /s/Singer Lewak Greenbaum & Goldstein LLP
                                        -----------------------------------
                                         Singer Lewak Greenbaum & Goldstein LLP
Denver, Colorado
August 3, 2004